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                                                                   Exhibit 10.28
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                       AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS AMENDMENT (the "Amendment"), effective as of February 29, 2000, by and between IndyMac Mortgage Holdings, Inc., a Delaware corporation ("Employer"), and David S. Loeb ("Officer"), amends that certain Employment Agreement, dated as of December 30, 1998, by and between Employer and Officer (the "Employment Agreement").

     In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1.  Termination of Affiliation with Countrywide.  The last paragraph of
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Section 3 of the Employment Agreement is hereby deleted in its entirety and replaced by the following:

     "Employer and Officer acknowledge that the Employment Agreement formerly recognized and permitted Officer's service as an officer and director of Countrywide Credit Industries, Inc. ("Countrywide") and certain of its subsidiaries. However, due to the potential conflict of interest presented by Officer's continued affiliation with Countrywide or its subsidiaries or affiliates, Officer shall immediately resign from the Board of Directors of Countrywide and from any position(s) he currently holds with any subsidiary or affiliate of Countrywide and shall not hereafter, during the term of this Agreement as the same may be extended from time to time, accept any position as an employee, director, consultant or otherwise with Countrywide or any subsidiary or affiliate of Countrywide; provided, however, that nothing herein shall prohibit Officer from (i) participating in any health or welfare benefit plan of Countrywide, (ii) accepting an honorary title at Countrywide as long as such title does not require or entitle Officer to vote or engage in consultation or similar activities, or (iii) part-time employment with Countrywide or its subsidiaries or affiliates pursuant to that certain Part-Time Employment Agreement between Officer and Countrywide, dated as of February 28, 2000, receipt of a copy of which Employer hereby acknowledges."

     2.  Annual Stock Option Grants.  The parenthetical phrase in the second
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sentence of Section 4(c) of the Employment Agreement is hereby deleted in its entirety. The following sentence is added as the third sentence in Section 4(c) of the Employment Agreement:

     "Notwithstanding the foregoing sentence, beginning with Fiscal Year 2000 and in each Fiscal Year thereafter during the term of this Agreement, Officer shall be granted stock options to purchase 125,000 shares of common stock of the Company."

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     3.  Exercise of Stock Options.  The following sentence is hereby added at
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the end of Section 4(c) of the Employment Agreement:

     "Notwithstanding the terms of the 1998 Plan (or other applicable stock incentive plan) to the contrary, Officer shall have the right, upon termination of his employment hereunder, other then for Cause, to exercise stock options governed by this Section 4(c) for a period twelve (12) months after such termination (but in no event later then their applicable expiration dates)."

     4.  Ratification of Employment Agreement.  As amended hereby, the
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Employment Agreement shall be and remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                INDYMAC MORTGAGE HOLDINGS, INC.

ATTEST

                             By:
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Secretary

                             Title:
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                             OFFICER



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                             David S. Loeb, in his individual capacity

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